Exhibit (a)(1)(C)

                          Delta and Pine Land Company

                                    NOTICE OF
                               GUARANTEED DELIVERY
                    (Not to be Used for Signature Guarantee)
                                       for
            Offer to Purchase for Cash by Delta and Pine Land Company
         up to 1,739,130 Shares of its Common Stock at a Purchase Price
             Not Greater Than $28.75 Nor Less Than $25.00 Per Share

THE TENDER OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON TUESDAY, MAY 17, 2005 UNLESS D&PL EXTENDS THE TENDER OFFER.

As set forth in Section 3 of the offer to purchase, dated April 20, 2005, you should use this notice of guaranteed delivery (or a facsimile of it) to accept the tender offer (as defined herein) if:

(a) your share certificates are not immediately available or you cannot deliver certificates representing shares of common stock, par value $0.10 per share of Delta and Pine Land Company, a Delaware corporation ("D&PL"), prior to the "expiration date" (as defined in Section 1 of the offer to purchase); or

(b) the procedure for book-entry transfer cannot be completed before the expiration date; or

(c) time will not permit a properly completed and duly executed letter of transmittal and all other required documents to reach the depositary referred to below before the expiration date.

You may deliver this notice of guaranteed delivery (or a facsimile of it), signed and properly completed, by hand, mail, overnight courier or facsimile transmission so that the depositary receives it before the expiration date. See
Section 3 of the offer to purchase and Instruction 2 to the letter of transmittal.

                     The depositary for the tender offer is:

                         Illinois Stock Transfer Company
                          Telephone: (800) 757-5755 or
                                 (312) 427-2953
                            Facsimile: (312) 427-2879
                    Hours: 7:30 a.m.- 4:00 p.m. Central Time

        By First Class Mail:            By Express Mail or Overnight Courier:                By Hand:
     209 West Jackson Boulevard,             209 West Jackson Boulevard,            209 West Jackson Boulevard,
              Suite 903                               Suite 903                              Suite 903
          Chicago, IL 60606                       Chicago, IL 60606                      Chicago, IL 60606

Delivery of this notice of guaranteed delivery to an address other than those shown above or transmission of instructions via the facsimile number other than the one listed above does not constitute a valid delivery.

Deliveries to D&PL, to the dealer manager of the tender offer, or to the information agent of the tender offer will not be forwarded to the depositary and therefore will not constitute valid delivery. Deliveries to the book-entry transfer facility (as defined in the offer to purchase) will not constitute valid delivery to the depositary.

You cannot use this notice of guaranteed delivery form to guarantee signatures. If a signature on the letter of transmittal is required to be guaranteed by an "eligible guarantor institution" (as defined in Section 3 of the offer to purchase) under the instructions thereto, such signature must appear in the applicable space provided in the signature box on the letter of transmittal.

Ladies and Gentlemen:

The undersigned hereby tenders to D&PL the number of shares indicated below, at the price per share indicated below, net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the offer to purchase and the related letter of transmittal, which together (and as each may be amended or supplemented from time to time) constitute the tender offer, and the receipt of which is hereby acknowledged. This tender is being made pursuant to the guaranteed delivery procedure set forth in Section 3 of the offer to purchase.

           Number of Shares Being Tendered Hereby: ____________ Shares

CHECK ONE AND ONLY ONE BOX. IF YOU CHECK MORE THAN ONE BOX, OR IF YOU DO NOT CHECK ANY BOX, YOU WILL HAVE FAILED TO VALIDLY TENDER ANY SHARES.
________________________________________________________________________________

           SHARES TENDERED AT PRICE DETERMINED PURSUANT TO THE TENDER
                                      OFFER
                (See Instruction 5 of the letter of transmittal)

|_| The undersigned wants to maximize the chance of having D&PL purchase all shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this ONE box INSTEAD OF ONE OF THE PRICE BOXES BELOW, the undersigned hereby tenders shares and is willing to accept the purchase price determined by D&PL pursuant to the terms of the tender offer (the "Purchase Price"). This action could result in receiving a price per share as low as $25.00.

                                     - OR -

               SHARES TENDERED AT PRICE DETERMINED BY STOCKHOLDER
                (See Instruction 5 of the letter of transmittal)

By checking ONE of the boxes below INSTEAD OF THE BOX ABOVE, the undersigned hereby tenders shares at the price checked. This action could result in none of the shares being purchased if the Purchase Price is less than the price checked below. A stockholder who desires to tender shares at more than one price must complete a separate letter of transmittal for each price at which the stockholder tenders shares. You cannot tender the same shares at more than one price, unless you have previously validly withdrawn those shares tendered at a different price in accordance with Section 4 of the offer to purchase.

         Price (in Dollars) Per Share at Which Shares Are Being Tendered

|_|   $25.00          |_|   $26.00       |_|   $27.00        |_|   $28.00
|_|   $25.25          |_|   $26.25       |_|   $27.25        |_|   $28.25
|_|   $25.50          |_|   $26.50       |_|   $27.50        |_|   $28.50
|_|   $25.75          |_|   $26.75       |_|   $27.75        |_|   $28.75

                 You WILL NOT have validly tendered your shares
               unless you check ONE AND ONLY ONE BOX ON THIS PAGE.

                                    ODD LOTS
                (See Instruction 6 of the letter of transmittal)

To be completed only if shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 shares.

On the date hereof, the undersigned either (check ONE box):

|_| is the beneficial or record owner of an aggregate of fewer than 100 shares and is tendering all of those shares; or

|_| is a broker, dealer, commercial bank, trust company or other nominee that (i) is tendering, for the beneficial owner(s) thereof, shares with respect to which it is the record holder, and (ii) believes, based upon representations made to it by such beneficial owner(s), that each such person was the beneficial owner of an aggregate of fewer than 100 shares and is tendering all of such shares.

In addition, the undersigned is tendering shares (check ONE box):

|_| at the Purchase Price, which will be determined by D&PL in accordance with the terms of the tender offer (persons checking this box should check the first box on page 2 of this notice of guaranteed delivery, under the heading "Shares Tendered at Purchase Price Pursuant to the Tender Offer"); or

|_| at the price per share indicated under the heading, "Shares Tendered at Price Determined by Stockholder" on page 2 of this notice of guaranteed delivery.

                               CONDITIONAL TENDER
                (See Instruction 11 of the letter of transmittal)

A tendering stockholder may condition such stockholder's tender of any shares upon D&PL purchasing a specified minimum number of the shares such stockholder tenders, as described in Section 6 of the offer to purchase. Unless D&PL purchases at least the minimum number of shares you indicate below pursuant to the terms of the tender offer, D&PL will not purchase any of the shares tendered below. It is the tendering stockholder's responsibility to calculate that minimum number, and we urge each stockholder to consult his or her own tax advisor in doing so. Unless you check the box immediately below and specify, in the space provided, a minimum number of shares that D&PL must purchase if D&PL purchases any shares from you, D&PL will deem your tender unconditional.

|_| The minimum number of shares that D&PL must purchase from me if D&PL purchases any shares from me, is: ______________ shares.

If, because of proration, D&PL will not purchase the minimum number of shares that you designate, D&PL may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering stockholder must have tendered all of his or her shares. To certify that you are tendering all of the shares you own, check the box below.

|_|      The tendered shares represent all shares held by the undersigned.

                      STOCKHOLDERS COMPLETE AND SIGN BELOW

Certificate No.(s) (if available):
________________________________________________________________________________


Name(s) of Stockholders:   Area Code & Phone No.:   Address(es) of Stockholders:

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________





Signature(s) of Stockholder(s):                          Date:

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________



If shares will be tendered by book-entry transfer provide the following information:

Name of Tendering Institution:

________________________________________________________________________________

Account No:

________________________________________________________________________________

                                    GUARANTEE
                    (Not to be used for Signature Guarantee)

The undersigned, a bank, broker, dealer, credit union, savings association or other entity is a member in good standing in an acceptable medallion guarantee program or a bank, broker, dealer, credit union, savings association or other entity which is an "Eligible Guarantor Institution," as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (each of the foregoing constituting an "Eligible Guarantor Institution") guarantees the delivery of the shares tendered hereby to the depositary, in proper form for transfer, or a confirmation that the shares tendered hereby have been delivered under the procedure for book-entry transfer set forth in the offer to purchase into the depositary's account at the book-entry transfer facility, together with a properly completed and duly executed letter of transmittal and any other required documents, all within three New York Stock Exchange trading days of the date hereof.

Name of Firm:                                Name of Firm:

______________________________________       ___________________________________

Authorized Signature:                        Authorized Signature:

______________________________________       ___________________________________

Name:                                        Name:

______________________________________       ___________________________________

Title:                                       Title:

______________________________________       ___________________________________

Address:                                     Address:

______________________________________       ___________________________________

Zip Code:                                    Zip Code:

______________________________________       ___________________________________

Area Code and Telephone Number:              Area Code and Telephone Number:

______________________________________       ___________________________________

Dated:                                       Dated:

________________________________, 2005       ____________________________, 2005



     DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE OF GUARANTEED DELIVERY.
       SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.


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